SECOND SUPPLEMENTAL INDENTURE

                             CONGOLEUM CORPORATION,

                                     Issuer,

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                  (as successor to First Union National Bank),

                                   as Trustee

                ------------------------------------------------

                          Second Supplemental Indenture

                           Dated as of August 7, 2003

                   to the Indenture dated as of August 3, 1998

                ------------------------------------------------

                                  $100,000,000

                          8-5/8% Senior Notes Due 2008
                ------------------------------------------------
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            SECOND SUPPLEMENTAL INDENTURE, dated as of August 7, 2003, between
Congoleum Corporation, a Delaware corporation (the "Issuer"), and Wachovia Bank, National Association (as successor to First Union National Bank), as Trustee (the "Trustee"), under the Indenture dated as of August 3, 1998, as supplemented by the First Supplemental Indenture, dated as of March 28, 2003, between the Issuer and the Trustee (the "Indenture"), this Second Supplemental Indenture being supplemental thereto.

                             RECITALS OF THE ISSUER

            The Indenture was authorized, executed and delivered by the Issuer to provide for the issuance by the Issuer of the Issuer's 8 ?% Senior Notes Due 2008 (the "Notes").

            The Issuer has duly authorized the execution and delivery of this Second Supplemental Indenture to amend the Indenture as set forth herein pursuant to Article VIII of the Indenture, and all acts necessary to make this Second Supplemental Indenture a valid agreement of the Issuer have been performed.

            In accordance with Articles VII and VIII of the Indenture, the Issuer issued Solicitations of Consents to Amend Certain Provisions of the Indenture, each dated July 30, 2003, and obtained the consent of Holders (as defined in the Indenture) of not less than a majority in aggregate principal amount of the outstanding Notes to amend the Indenture as set forth herein.

            NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises, it is mutually agreed, for the benefit of each other and for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE

                             AMENDMENT OF INDENTURE

            1.1 Definitions; Rules of Construction.

            Terms defined in the Indenture and used without other definition herein have the respective meanings ascribed to them in the Indenture. The rules of construction set forth in the Indenture likewise govern this Second Supplemental Indenture.

            1.2 Amendments to Section 1.1 of the Indenture.

            Section 1.1 of the Indenture is hereby amended by:

      (1) adding the following new defined term to read as follows:

            "'ABI Payment' shall mean any amount(s) paid by American Biltrite to the Plan Trust on account of a Disposition Event that occurs after the Principal Adjustment Date but prior to the third anniversary of the Principal Adjustment Date, which amount shall be equal to the product of 50% multiplied by the amount by which the Second Re-Measurement Value exceeds the greater of the Re-Measurement Value or $2,738,234.75.";

      (2) adding the following new defined term to read as follows:

            "'Chapter 11 Case Effective Date' means the effective date of the Chapter 11 Case.";
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      (3) adding the following new defined term to read as follows:

            "'Disposition Event' means the sale or other disposition by American Biltrite of all or substantially all of the shares of common stock of the Issuer held by American Biltrite as of the Principal Adjustment Date to a third party.";

      (4) adding the following new defined term to read as follows:

            "'Disposition Event Sales Proceeds' means the per share consideration to be paid to and received by American Biltrite pursuant to a Disposition Event for the shares of common stock of the Issuer held by American Biltrite and sold or to be sold or otherwise agreed to be disposed of by American Biltrite pursuant to such Disposition Event. To the extent such consideration is in the form of cash, such consideration shall be valued at the cash value. To the extent such consideration is in the form of noncash consideration, the value of such noncash consideration shall be the value attributed to and implied by the terms of the definitive agreement or agreements that pertain to the consideration to be paid and received by American Biltrite for the shares of common stock of the Issuer held by American Biltrite and sold or to be sold or otherwise agreed to be disposed of by American Biltrite pursuant to such Disposition Event as of the execution and delivery of such agreement or agreements by the parties to such agreement or agreements.";

      (5) adding the following new defined term to read as follows:

            "'Plan Note' means any promissory note or notes issuable or issued to (i) the Plan Trust by the Issuer and/or any Affiliate of the Issuer or guaranteed by the Issuer, together with any interest paid or payable thereon, which meets the following conditions: (a) the aggregate principal amount that the Issuer may be obligated to make payments (whether as an obligor or guarantor), together with principal payments previously made by the Issuer with regard thereto, shall not exceed the Plan Note Principal Ceiling Amount plus any accrued but unpaid interest or other amounts that may be added to such principal amount pursuant to the terms of such promissory note or notes and (b) the right of payment with respect thereto shall be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Securities, except that interest may be paid on the principal of such note or notes pursuant to the terms of such note or notes so long as no Default or Event of Default has occurred or is continuing, and (ii) American Biltrite by the Issuer in the amount of any payment made by American Biltrite to the Plan Trust or any other payee, other than American Biltrite, pursuant to any note issued by the Issuer to the Plan Trust pursuant to clause (i) of this definition, together with any interest paid or payable thereon, plus any accrued but unpaid interest or other amounts that may be added to the principal of such note or notes pursuant to the terms of such note or notes, provided, that the right of payment shall be subordinate and subject in right of payment to the prior payment in full in cash of all amounts owing and payable pursuant to the Securities, except that interest may be paid on the principal of such note or notes pursuant to the terms of such note or notes so long as no Default or Event of Default has occurred or is continuing, and that the right of payment shall be subordinated and subject in right of payment to the prior payment in full of all amounts owing and payable to the Plan Trust or other payee, other than American Biltrite, pursuant to any note issued by the Issuer to the Plan Trust pursuant to clause (i) of this definition.";

      (6) adding the following new defined term to read as follows:

            "'Plan Note Principal Ceiling Amount' means the greater of (i) $2,738,234.75 or (ii) commencing on the Principal Adjustment Date, the Re-Measurement Value.";


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      (7) adding the following new defined term to read as follows:

            "'Plan Note Repayment Obligation' shall mean the Issuer's obligation to repay American Biltrite for any ABI Payment made by American Biltrite, pursuant to which the Issuer shall issue a promissory note to American Biltrite in the amount of such ABI Payment plus any accrued but unpaid interest or other amounts that may be added to such amount pursuant to the terms of such note, and which note shall be subordinate in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Securities, except that interest may be paid on the principal of such note pursuant to the terms of such note so long as no Default or Event of Default has occurred or is continuing.";

      (8) adding the following new defined term to read as follows:

            "'Principal Adjustment Date' means the later of (i) June 30, 2005 and (ii) the last Trading Day of the 90 consecutive Trading Day period commencing on the first anniversary of the Chapter 11 Case Effective Date.";

      (9) replacing the definition of "Proposed Transaction" in its entirety to read as follows:

            "'Proposed Transaction' means any of the following actions, agreements, arrangements and understandings intended to achieve Asbestos Settlements pursuant to, arising from, in connection with, related to or in contemplation of a Chapter 11 Case: (i) establishment and funding by the Issuer and/or any of its Affiliates of any Prepetition Trust; (ii) establishment by the Issuer and/or any of its Affiliates of the Plan Trust; (iii) funding of the Plan Trust with (a) the Prepetition Trust Assets, (b) an assignment of or grant of a security interest in certain rights in and proceeds of Asbestos Insurance Policies by the Issuer and/or any of its Affiliates, (c) an assignment or transfer (whether as an outright assignment or transfer or only upon the occurrence of a specified event) or pledge of common stock of the Issuer constituting a majority of the common stock of the Issuer, (d) the Plan Note, and/or (e) other contributions that may be made, paid or payable by American Biltrite, including without limitation cash payments, issuing a note or notes and pledging of certain rights it may have to receive payments or distributions from the Plan Trust and/or the Issuer to the Plan Trust as collateral securing the obligations relating to the Plan Note; (iv) the incurrence and satisfaction of the Plan Note Repayment Obligation; and (v) an agreement between the Issuer and American Biltrite that would provide for American Biltrite's agreement to vote in favor of the Issuer's plan of reorganization pursuant to a Chapter 11 Case and would provide for an agreement on the treatment of certain of American Biltrite's claims, including claims relating to Asbestos Proceedings, and other matters relating to such plan of reorganization.";

      (10) adding the following new defined term to read as follows:

            "'Re-Measurement Value' means the amount equal to the product of (i) 51% multiplied by (ii) the product of (a) the number of shares of common stock of the Issuer outstanding as of the close of business on the Principal Adjustment Date multiplied by (b) the average trading prices per share of Class A common stock, par value $0.01 per share, of the Issuer (or such other class of Common Stock of the Issuer that has been registered under the Securities Act or the Exchange Act and is listed for trading on a national securities exchange in the United States, if such Class A common stock is not so registered and listed) at the close of trading for the 90 consecutive Trading Days ending on the Principal Adjustment Date (as adjusted for any stock dividends, splits or combinations, or transactions of similar effect); provided, however, that if none of the Issuer's Common Stock is listed for trading on a national securities exchange in the United States for the relevant measurement period, the Re-Measurement Value shall equal the product of 51% multiplied by the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System, per share of Class A common stock, par value $0.01 per share, of the Issuer (or such other class of Common Stock of the Issuer that is so reported, if such Class A common stock is not so reported) for each


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      Trading Day over the 90 consecutive Trading Day period ending on the
      Principal Adjustment Date (as adjusted for any stock dividends, splits or combinations, or transactions of similar effect), or if none of the Issuer's Common Stock is so reported for the relevant measurement period, the Re-Measurement Value shall equal the product of 51% multiplied by the equity valuation of the Issuer as of the Principal Adjustment Date, as determined by the Board of Directors in good faith."; and

      (11) adding the following new defined term to read as follows:

            "'Second Re-Measurement Value' means the amount equal to the product of (i) 51% multiplied by (ii) the product of (a) the number of shares of common stock of the Issuer outstanding as of immediately prior to the effective time of the Disposition Event multiplied by (b) the Disposition Event Sales Proceeds."; and

      (12) adding the following new defined term to read as follows:

            "'Trading Day' means a day on which the principal national securities exchange on which the shares of the Issuer's Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of the Issuer's Common Stock are not listed or admitted to trading on any national securities exchange, a day which is not a Saturday, Sunday or a day on which banking institutions are authorized or required by law to be closed in New York, New York."

            1.3 Amendment to Section 3.5 of the Indenture.

            Section 3.5 of the Indenture is hereby amended by replacing the word "The" appearing as the first word of the last paragraph of said section with the following:

            "Except with regard to the Plan Note and the Plan Note Repayment Obligation, the".

            1.4 Effectiveness of Amendments.

            Upon execution and delivery by the Issuer and the Trustee of this Second Supplemental Indenture, this Second Supplemental Indenture shall immediately become effective.

                                   ARTICLE TWO

                                  MISCELLANEOUS

            2.1 Severability.

            In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            2.2 Governing Law.

            THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE.


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            2.3 Ratification.

            This Second Supplemental Indenture is a supplement to the Indenture. As supplemented by this Second Supplemental Indenture, the Indenture is in all respects ratified, approved and confirmed and the Indenture and this Second Supplemental Indenture shall together constitute one and the same instrument.

            2.4 Counterpart Originals.

            The parties may sign separate copies of this Second Supplemental Indenture. Each signed copy shall be an original, but both of them together represent the same agreement.

            2.5 The Trustee.

            The Trustee shall not be responsible in any matter whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the Recitals contained herein, all of which are made solely by the Issuer.

                           [Signature Page To Follow]


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            IN WITNESS WHEREOF, CONGOLEUM CORPORATION has caused this Second
Supplemental Indenture to be signed in its corporate name and acknowledged by one of its duly authorized officers; and WACHOVIA BANK, NATIONAL ASSOCIATION (as successor to First Union National Bank), as Trustee, has caused this Second Supplemental Indenture to be signed and acknowledged by one of its duly authorized signatories, and its seal to be affixed hereunto or impressed hereon, duly attested, as of the day and year first set forth above.

                                           CONGOLEUM CORPORATION


                                           By: /s/ Howard N. Feist III
                                               -----------------------------
                                           Name:  Howard N. Feist III
                                           Title: Chief Financial Officer

Attest:

/s/ Shirley LeBlanc
-----------------------------

                                           WACHOVIA BANK, NATIONAL ASSOCIATION
                                           (as successor to First Union
                                           National Bank), as Trustee


                                           By:
                                               -----------------------------
                                           Name:  Robert L. Bice II
                                           Title:  Vice President

(SEAL)

Attest:


-----------------------------

            IN WITNESS WHEREOF, CONGOLEUM CORPORATION has caused this Second Supplemental Indenture to be signed in its corporate name and acknowledged by one of its duly authorized officers; and WACHOVIA BANK, NATIONAL ASSOCIATION (as successor to First Union National Bank), as Trustee, has caused this Second Supplemental Indenture to be signed and acknowledged by one of its duly authorized signatories, and its seal to be affixed hereunto or impressed hereon, duly attested, as of the day and year first set forth above.

                                           CONGOLEUM CORPORATION


                                           By:
                                               -----------------------------
                                           Name:  Howard N. Feist III
                                           Title: Chief Financial Officer

Attest:


-----------------------------

                                           WACHOVIA BANK, NATIONAL ASSOCIATION
                                           (as successor to First Union
                                           National Bank), as Trustee


                                           By: /s/ Robert L. Bice II
                                               -----------------------------
                                           Name:  Robert L. Bice II
                                           Title:  Vice President

(SEAL)

Attest:

/s/ [Illegible]
-----------------------------